GLOBAL AXCESS CORP

                             SUBSCRIPTION AGREEMENT


                                 March 11, 2005






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                                TABLE OF CONTENTS

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1.       AGREEMENT TO SELL AND SUBSCRIPTION .............................................  1
2.       COMMISSIONS ....................................................................  2
3.       CLOSING, DELIVERY AND PAYMENT ..................................................  2
3.1      Closing ........................................................................  2
3.2      Delivery .......................................................................  2
4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................................  2
         4.1......Organization, Good Standing and Qualification .........................  2
         4.2......Subsidiaries ..........................................................  2
         4.3......Capitalization; Voting Rights .........................................  2
         4.4......Authorization; Binding Obligations ....................................  3
         4.5......Liabilities ...........................................................  3
         4.6......Agreements; Action ....................................................  3
         4.7......Obligations to Related Parties ........................................  3
         4.8......Changes ...............................................................  4
         4.9......Title to Properties and Assets; Liens, Etc. ...........................  4
         4.10.....Intellectual Property .................................................  5
         4.11.....Compliance with Other Instruments .....................................  5
         4.12.....Litigation ............................................................  5
         4.13.....Tax Returns and Payments ..............................................  5
         4.14.....Employees .............................................................  5
         4.15.....Registration Rights and Voting Rights .................................  6
         4.16.....Compliance with Laws; Permits .........................................  6
         4.18.....Valid Offering ........................................................  6
         4.19.....34 Act Reports.........................................................  7
         4.20.....Full Disclosure .......................................................  7
5.       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS ..............................  7
         5.1......Requisite Power and Authority .........................................  7
         5.2......Investment Representations ............................................. 7
         5.3......Subscriber Bears Economic Risk ........................................  7
         5.4......Acquisition for Own Account ...........................................  7
         5.5......Subscriber Can Protect Its Assets .....................................  7
         5.6......Accredited Investor ...................................................  7
         5.7......Risk Factors ..........................................................  7
6.       COVENANTS OF THE COMPANY .......................................................  8
         6.1......Use of Funds ..........................................................  8


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         6.2......Taxes .................................................................  8
         6.3......Books and Records .....................................................  8
         6.4......Intellectual Property .................................................  8
         6.5......Properties ............................................................  8
         6.6......Confidentiality .......................................................  8
7.       COVENANTS OF THE COMPANY AND SUBSCRIBERS REGARDING INDEMNIFICATION .............  8
         7.1......Company Indemnification ...............................................  8
         7.2......Subscriber's Indemnification ..........................................  8
8.       REGISTRATION RIGHTS ............................................................  9
         8.1......Piggy-Back Registrations ..............................................  8
         8.2......Registration Requirement...............................................  8
9.       PARTICIPATION IN FUTURE FINANCING...............................................  9
Participation in Future Financing.
10.      MISCELLANEOUS ..................................................................  10
         9.1......Governing Law .........................................................  10
         9.2......Entire Agreement ......................................................  10
         9.3......Amendment and Waiver ..................................................  10
         9.4......Delays or Omissions ...................................................  10
         9.5......Notices ...............................................................  11
         9.6......Attorneys' Fees .......................................................  11
         9.7......Titles and Subtitles ..................................................  11
         9.8......Counterparts ..........................................................  11
         9.9......Indemnification........................................................  11
         9.10.....Construction ........................................................... 11

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                               GLOBAL AXCESS CORP
                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered by and between Global Axcess Corp, a Nevada corporation (the "Company"), and the Subscriber listed on Exhibit A hereto (the "Subscriber") as of the date set forth on the signature page.

RECITALS

     WHEREAS, the Company through its wholly owned subsidiaries, provides cash dispensing and processing services through its automated teller machine network. The business of the Company is further described in the Company's Form 10-KSB for the year ended December 31, 2003 and the Form 10-QSB for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission. (the "34 Act Reports");

     WHEREAS, the Company has authorized for sale a maximum of up to 2,678,511 units (the "Units"), at a price of $1.12 per Unit, for a $3,000,000 maximum offering, with each Unit consisting of four shares of common stock, $.001 par value per share, of the Company and two common stock purchase warrants (the "Warrants") (the shares of common stock of the Company contained in the Units including the shares of common stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the "Shares");

     WHEREAS, the offering shall commence on the date hereof and shall continue for a period of 90 days and the Company reserves the right to extend the Offering period for an additional 90 days;

     WHEREAS, the Company may offer the Units through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"); provided, however, sales made directly to investors by officers or directors of the Company, no commission or any other form of remuneration will be paid;

     WHEREAS, the offering will be offered by the Company on a "best efforts" basis;

     WHEREAS, the minimum investment is $56,000 (50,000 Units);

     WHEREAS, Subscriber desires to Subscribe for the number of Units set forth on Exhibit A hereto; and

     WHEREAS, the Company desires to issue and sell the Units to Subscriber on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT TO SELL AND SUBSCRIBE. Pursuant to the terms and conditions set forth in this Agreement, as of the date hereof the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and sell to the Subscriber, the number of Units and for the consideration as set forth next to the Subscriber's name on Exhibit A ("Purchase Price"). The Unit Subscription hereon shall be known as the "Offering."

     2. COMMISSIONS AND FINDERS FEES. The Company may offer the Units through broker-dealers who are members of the NASD. On sales made directly to investors by officers or directors of the Company, no commission or any other form of remuneration will be paid. On sales made by members of the NASD, the Company may pay a commission of ten percent (10%) (the "Commission") of the principal amount


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of each Unit sold of the gross  proceeds of this  offering.  No estimate  can be made on the number of broker-dealers, if any, who may participate in this offering. In the event that commissions are paid, they will not exceed ten percent (10%) of the offering for a maximum amount of commissions of $300,000. Each broker-dealer will receive three percent (3%) of the Commission in shares of common stock of the Company. The portion of the Commission that is payable in shares of common stock will be converted to shares of common stock at the price of $.28 per share. For example, if a broker-dealer is entitled to a $5,000 in commissions, then it will be entitled to receive 17,857 shares of common stock of the Company if it elects to be paid in shares of common stock of the Company rather than cash.

     3. CLOSING, DELIVERY AND PAYMENT.

          3.1 Closing. All funds received from subscribers will be directly submitted to the Company. Upon acceptance of this Agreement by the Company, the Subscriber shall deliver funds equal to the Purchase Price. No escrow account will be used in connection with this offering. The Company cannot guarantee that it will be able to raise adequate funds in this offering to implement its business plan. In the event that the Company does not raise adequate funds and the Subscriber has invested in the Company, then the Subscriber's investment may be lost entirely.

          3.2 Delivery. Within a reasonable time after receipt of the Purchase Price by the Company, subject to the terms and conditions hereof, the Company will deliver to the Subscriber certificates representing the shares of common stock and a common stock purchase warrant, substantially in the form of warrant attached hereto as Exhibit "B", in the applicable amount, and each shall have the appropriate Rule 144 restrictive legends.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Subscriber as of the date of this Agreement as set forth below (such representations and warranties do not lessen or obviate the representations and warranties of the Subscriber set forth in this Agreement).

          4.1 Organization, Good Standing and Qualification. The Company is a Nevada corporation duly organized, validly existing, in good standing. The Company has the necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other agreements referred to herein (collectively, the "Related Agreements"), to issue and sell the Units and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          4.2 Subsidiaries. Except as set forth on Schedule 4.2, the Company does not own or control any other interest of any other corporation, limited partnership or other business entity that represents more than fifty percent (50%) of the voting power of that corporation, limited partnership or other business entity ("Subsidiary").

     4.3 Capitalization; Voting Rights.

             (a) The number of shares of common stock of the Company that are issued and outstanding as of the date hereof consists of 88,485,469. In the event that all the Units are sold in this Offering, the maximum number of shares of common stock of the Company that will be issued and outstanding after this offering shall consist of 104,556,535, which includes 5,357,022 shares of common stock issuable upon exercise the Warrants. The Company represents that the percentage of shares issuable in connection with the Units, including the Warrants, being offered to the Subscribers constitutes 13.13% of its issued and outstanding common stock.

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             (b) Other than shares of common stock  reserved for issuance  under the Units being sold pursuant to this Agreement (including shares of common stock issuable upon exercise of warrants) and except as set forth on Schedule 4.3(b), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the issuance of shares of common stock of the Company.

             (c) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation, as amended (the "Charter"). When issued in compliance with the provisions of this Agreement and the Company's Charter, the Shares and the Warrants will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal Interest laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Units pursuant hereto and the Related Agreements has been taken or will be taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles that restrict the availability of equitable remedies.

          4.5 Liabilities. Except as set forth in the Company's 34 Act Reports, the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which are not, either in any individual case or in the aggregate, material.

          4.6 Agreements; Action. Except as set forth on the 34 Act Reports, or as contemplated by the terms of this Agreement or any other agreements to be entered into between the Company and the Subscriber, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may provide for (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from Subscription or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the Subscription of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

          4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, including bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other employee benefits (including stock option plans and stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers or directors of the Company, nor any members of their immediate families, are indebted to the Company or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer or director or, to the Company's knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

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          4.8 Changes.  Except as set forth on Schedule 4.8, since September 30,
2004, there has not been:

             (a) Any material change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

             (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

             (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

             (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

             (e) Any waiver by the Company of a right deemed valuable by the Company or of a material debt owed to it;

             (f) Any direct or indirect loans made by the Company to any employee, officer or director of the Company, other than advances made in the ordinary course of business;

             (g)  Any  material  change  in  any  compensation   arrangement  or
agreement with any employee, officer, or director;

             (h)  Any   declaration   or  payment  of  any   dividend  or  other
distribution of the assets of the Company;

             (i) Any labor organization activity related to the Company;

             (j)  Any  debt,  obligation  or  liability  incurred,   assumed  or
guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

             (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

             (l) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

             (m) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

             (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.


          4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on
Schedule 4.9, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property

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subject  thereto or materially  impair the  operations  of the Company,  and (c)
those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          4.10 Intellectual Property.

             (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or standard products.

             (b) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

          4.11 Compliance with Other Instruments. The Company is not in violation or default of any material term of the Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Interest pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties.

          4.12 Litigation. Except as set forth in Schedule 4.12, there is no action, suit or proceeding pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in the Schedule 4.12, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          4.13 Tax Returns and Payments. Except as set forth on Schedule 4.13, the Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and

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to the Company's  knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          4.14 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as set forth in the Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any written notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

          4.15 Registration Rights and Voting Rights.  Except as set forth under
Schedule 4.15 and except as provided in this Agreement and the Related Agreements, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of the securities of the Company.

          4.16 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. Except as disclosed in this Agreement, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Interest, except (i) such as has been duly and validly obtained or filed, or
(ii) with respect to any filings that must be made after the date hereof, as will be filed in a timely manner, or (iii) such as would not have a material adverse effect on the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

          4.17 Environmental and Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

          4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell the Units to any person or persons so as to bring the sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

          4.19 34 Act Reports. The Company has provided the Subscriber with its Form 10-KSB for the year ended December 31, 2003 and its Form 10-QSB for the quarter ended September 30, 2004. No Statement of fact made by the Company in its 34 Act Reports contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

          4.20 Full Disclosure. The Company has provided the Subscriber with all information requested by the Subscriber in connection with its decision to Subscribe for the Units. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to Subscriber or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the exhibits and schedules hereto, the Related Agreements or in other documents delivered to Subscriber or its attorneys or agents in connection herewith.

     5. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

     The Subscriber hereby represents and warrants to the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          5.1 Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Subscriber's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the sale of the Units pursuant to this Agreement. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights.

          5.2 Investment Representations. Subscriber understands that the Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber's representations contained in this Agreement.

          5.3  Subscriber  Bears  Economic  Risk.   Subscriber  has  substantial
experience in evaluating and investing in private placement transactions in companies similar to the Company so that it is capable of evaluating the merits and risks, including the risks listed on Schedule 5.7, of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Units are sold by Subscriber.

          5.4 Acquisition for Own Account. Subscriber is acquiring the Units for Subscriber's own account for investment only, and not with a view towards their distribution.

          5.5 Subscriber Can Protect Its Interest. Subscriber represents that by reason of its, or of its management's, business or financial experience, Subscriber has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Subscriber is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          5.6  Accredited  Investor.   Subscriber   represents  that  it  is  an
accredited investor within the meaning of Regulation D under the Securities Act.

          5.7 Risk Factors. Subscriber represents that it has read and fully understands the risks associated with the Company and the Units listed on
Schedule 5.7.

     6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscriber as follows:

          6.1 Use of Funds. The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on Schedule 6.1 attached hereto.

          6.2 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          6.3 Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          6.4 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          6.5 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect on the Company.

          6.6 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Subscriber, unless expressly agreed to by the Subscriber or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such
requirement.   7.   COVENANTS   OF  THE   COMPANY   AND   SUBSCRIBER   REGARDING
INDEMNIFICATION.

          7.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, each of Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber which results, arises out of or is based upon (i) any misrepresentation by the Company or breach of any warranty by the Company in this Agreement or in any exhibits or schedules attached hereto or any Related

Agreement, or (ii) any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

          7.2 Subscriber's Indemnification. Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal stockholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber or breach of warranty by Subscriber in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

     8. REGISTRATION RIGHTS.

          8.1 PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Subscriber who is entitled to registration rights under this Section 8.1, written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Subscribers shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares such Subscriber requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect to which such Subscriber has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Subscribers seeking to include Shares in proportion to the number of Shares Securities sought to be included by such Subscriber; provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which a Subscriber is entitled to registration under this Section 8.1 is an underwritten offering, then each Subscriber whose Shares are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of common stock included in such underwritten offering.

          8.2 REGISTRATION REQUIREMENT. The Company shall prepare and file, no later than one hundred eighty (180) days from the date hereof (the "Scheduled Filing Deadline"), with the SEC a Registration Statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act of 1933 for the registration for the resale by the Subscriber of all or any part of the Shares in accordance with Section 8.1 hereof. Notwithstanding the foregoing, the Company, in its sole discretion, may extend the Scheduled Filing Deadline for no longer then thirty (30) days in the event that the Company has filed an application for the listing of its common stock on the American Stock Exchange. The Company shall use its best efforts to insure that the Registration Statement remains in effect until all of the Shares to be registered have been sold, subject to the terms and conditions of Section 8.1. In the event the Registration Statement is not filed by the Scheduled Filing Deadline, the Company will pay as liquidated damages to the Subscriber, at the Subscriber's option, either a cash amount or shares of the Company's common stock within three (3) business days, after demand therefore, equal to one percent (1%) of the purchase price paid by such Subscriber for each thirty (30) day period after the Scheduled Filing Deadline the registration statement has not been filed until such time that a Registration Statement is filed by the Company. In the event that a Registration Statement is filed during any such 30-day period the liquidated damages due pursuant to this Section 8.2 shall be pro-rated accordingly.

     9. Participation in Future Financing. For a period of twelve (12) months after the date hereof, upon any financing by the Company of its equity securities at a per share price which is less than $.28 per share (a "Subsequent Financing"), the Subscriber shall have the right to participate in up to 100% of such Subsequent Financing (the "Participation Maximum"). At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Subscriber a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which such Pre-Notice shall ask the Subscriber if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of the Subscriber for a Subsequent Financing Notice, which such request must be made within 2 day after the Pre-Notice is sent pursuant to Section 10.5(b) of this Agreement, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to the Subscriber. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, and attached to which shall be a term sheet or similar document relating thereto. If by 6:30 p.m. (New York City time) on the third Trading Day after the Subscriber has received the Pre-Notice, notification by the Subscriber of its willingness to participate in the Subsequent Financing is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the person or entity set forth in the Subsequent Financing Notice. If the Company receives no notice from the Subscriber as of such third Trading Day, the Subscriber shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Subscriber with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 9, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 Trading Days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Subscribers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Subscriber shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum. "Pro Rata Portion" is the ratio of (x) the number of Units set forth on Exhibit A to be purchased by a Subscriber hereunder and (y) the sum of the aggregate Units sold by the Company to all Subscribers in connection with this Offering. Notwithstanding the foregoing, this Section 9 shall not apply in respect of any Subsequent Financing that consists of a traditional registered underwritten equity offering and strategic deal.

     10. MISCELLANEOUS.

          10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          10.2 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          10.3 Amendment and Waiver.

             (a) This Agreement may be amended or modified only upon the written consent of the Company and the Subscriber.

             (b) The obligations of the Company and the rights of the holders of the Units under the Agreement may be waived only with the written consent of such holders of the Units.

          10.4 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Subscriber's part of any breach, default or noncompliance under this Agreement, the Interest or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement, or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Interest or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

          10.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof.

          10.6 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          10.7 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          10.9 Indemnification. The Company shall indemnify the Subscriber for any losses or expenses incurred by the Subscriber in connection with any claims brought against the Subscriber by any third party (including any other stockholder of the Company) as a result of the transactions contemplated by this Agreement, other than for a breach of representation or warranty made by the Subscriber herein.

          9.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

     IN WITNESS WHEREOF, the parties hereto have executed the SUBSCRIPTION AGREEMENT as of ________, 2005.


COMPANY:                                         SUBSCRIBER:

GLOBAL AXCESS CORP

                                                 By:
By: _____________________________________        Name:_________________________
Name:                                            Address:
Title:
Address:

                 [Securities Purchase Agreement Signature Page]

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A       Schedule of Subscribers
Exhibit B       Form of Warrant


Schedule 4.2      List of Subsidiaries
Schedule 4.3      Capitalization
Schedule 4.7      Obligations to Related Parties
Schedule 4.8      Changes
Schedule 4.9      Title to Properties and Assets; Liens, Etc.
Schedule 4.12     Litigation
Schedule 4.13     Tax Returns
Schedule 4.14     Employees
Schedule 4.15     Registration Rights and Voting Rights
Schedule 5.7      Risk Factors
Schedule 6.1      Use of Funds

Form 10-KSB for the year ended December 31, 2003
Form 10-QSB for the quarter ended September 30, 2004

                                       A-1
                                    EXHIBIT A

                             SCHEDULE OF SUBSCRIBERS



---------------------- -------------------- ------------------ -----------------

                                             Number of Units       Aggregate
       Subscriber          Purchase Price                       Purchase Price
---------------------- -------------------- ------------------ -----------------
                                   $1.12




---------------------- -------------------- ------------------ -----------------

                                    EXHIBIT B